UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): October 8, 2021

SilverBow Resources, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-8754	20-3940661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
920 Memorial City Way, Suite 850
Houston, Texas 77024
(Address of principal executive offices)

(281) 874-2700
(Registrant’s telephone number)

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SBOW	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01 Entry into a Material Definitive Agreement.
On October 8, 2021, SilverBow Resources, Inc. (the “Company”) and its operating subsidiary, SilverBow Resources Operating, LLC (“SilverBow Operating”), entered into a purchase and sale agreement (the “Purchase Agreement”) with Teal Natural Resources, LLC and Castlerock Production, LLC (the “Sellers”) pursuant to which the Company will acquire oil and gas assets in the Eagle Ford for consideration of approximately $75 million, $45 million to be paid as cash and the rest to be paid with the greater of (i) 1,351,961 shares of common stock of the Company (“Common Stock”) and (ii) the number of shares equal to $25 million divided by the volume weighted average share price of Common Stock for the 30 consecutive trading days ending on and including the first trading day preceding the closing date (in either case, the “Shares”), subject to customary adjustments (the “Transaction”). The Transaction is expected to close before year-end 2021 (“Closing”), subject to satisfaction or waiver of certain customary closing conditions, including the accuracy of the representations and warranties of each party and compliance by each party in all material respects with its covenants.
The Company, SilverBow Operating and the Sellers have made customary representations and warranties in the Purchase Agreement. Subject to certain limitations on liability contained in the Purchase Agreement, the Company and SilverBow Operating have agreed to indemnify the Sellers for breaches of representations and warranties, covenants and certain liabilities. The Purchase Agreement contains certain termination rights for both the Company and SilverBow Operating and the Sellers including, but not limited to, the right to terminate the Purchase Agreement in the event that the Transaction has not been consummated on or before December 20, 2021 or under certain conditions, if there has been a breach of certain representations and warranties or a failure to perform any covenant by the other party.
The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which will be filed with the Company’s Annual Report on Form 10-K for the year-ended December 31, 2021.
Item 3.02 Unregistered Sales of Equity Securities
The issuance of the Shares as consideration at Closing pursuant to the Purchase Agreement described in Item 1.01 will be made in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof, which exempts transactions by an issuer not involving any public offering. Upon Closing, SilverBow has agreed to use commercially reasonable efforts to prepare and file a registration statement under the Securities Act to permit the public resale of the Shares.
Item 7.01. Regulation FD Disclosure
On October 11, 2021, the Company issued a press release regarding the Transaction. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
In accordance with General Instruction B.2 of Form 8-K, the information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or as otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01.    Financial Statements and Exhibits
(d) Exhibits

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Exhibit Number	Description

99.1	SilverBow Resources, Inc. Press Release Dated October 11, 2021
104	Cover Page Interactive Data File (formatted as Inline XBRL)

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 11, 2021

SilverBow Resources, Inc.
By:	/s/ Christopher M. Abundis
Christopher M. Abundis Executive Vice President, Chief Financial Officer and General Counsel

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